UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

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                                    FORM 8-K

                                 CURRENT REPORT
     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

                Date of Report (Date of earliest event reported):
                                 March 27, 2006

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                        STANDARD MICROSYSTEMS CORPORATION
             (Exact name of registrant as specified in its charter)

          DELAWARE                       0-7422                 11-2234952
(State or other jurisdiction of     (Commission File       (I.R.S. Employer
 incorporation)                      Number)                Identification No.)

                80 Arkay Drive, Hauppauge, New York       11788
             (Address of principal executive offices)   (Zip Code)

                                 (631) 435-6000
              (Registrant's telephone number, including area code)

                                       N/A
(Former name, former address and former fiscal year, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

|_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

|_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

|_|  Pre-commencement   communications  pursuant  to  Rule  14d-2(b)  under  the
     Exchange Act (17 CFR 240.14d-2(b))

|_|  Pre-commencement   communications  pursuant  to  Rule  13e-4(c)  under  the
     Exchange Act (17 CFR 240.13e-4(c))

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Item 5.02. Departure of Directors or Principal  Officers; Election of Directors;
           Appointment of Principal Officers.

The Registrant has appointed Joseph Durko, 40, as Vice President and Corporate Controller of the Registrant, effective as of March 27, 2006. Mr. Durko will also become the Chief Accounting Officer of the Registrant on May 16, 2006. Mr. Durko previously served as a Manager at BBK Limited, a Detroit Michigan consulting firm specializing in managing supplier risk within the automotive industry, since 2004. Mr. Durko was the Director of Financial Reporting for TRW Automotive in Livonia Michigan from 2003 to 2004, and was the Vice President, Finance & Corporate Controller for Ventive Health, Inc. in Somerset New Jersey from 2000 to 2002. Mr. Durko obtained a B.S. in Economics, with a concentration in accounting from the Wharton School of Finance and Commerce, University of Pennsylvania, in 1988 and is a certified public accountant licensed in the State of New Jersey.

Except as stated herein, there is no arrangement or understanding between Mr. Durko and any other persons pursuant to which Mr. Durko was appointed to his new position. There are no related party transactions between Mr. Durko and the Registrant. There is no family relationship between Mr. Durko and any other executive officer or director of the Registrant.

Mr. Durko will receive an annual base salary of $215,000.00, an annual incentive bonus target of $85,000.00, of which generally one-half is paid in cash and one half is paid as a restricted stock award vesting 25% after each of the first two years after the date of the grant and the remaining 50% after the third year from the date of the grant, 40,000 options to purchase common stock of the Registrant vesting in five equal annual installments, participation in the Executive Severance Benefit under the SMSC Severance Plan (the "Plan"), but with a benefit equal to 12 months' salary upon the occurrence of required "Relocation" as defined in Section 9(a) of the Plan, "Other Events" as defined in Section 9(c) of the Plan, or "Change in Control" as defined in Section 9(b) of the Plan, and a signing bonus of fifteen thousand dollars ($15,000.00). The registrant will also reimburse Mr. Durko for certain relocation expenses in connection with him relocating from West Bloomfield, Michigan to Long Island, New York. In the event Mr. Durko voluntarily resigns from the Registrant within one year after the first date of his employment, he will be obligated to pay immediately to the Registrant one hundred percent (100%) of the taxable relocation payments he received from the Registrant. In the event Mr. Durko voluntarily resigns from the Registrant after one year from the first date of his employment but less than two years after the first date of his employment, he will be obligated to pay immediately to the Registrant fifty percent (50%) of the taxable relocation payments he received from the Registrant. Mr. Durko also executed an indemnity agreement with the Registrant, pursuant to which the Registrant is obligated to indemnify Mr. Durko in certain circumstances. The form of indemnity agreement is Exhibit 10.1 to the Registrant's 8-k dated November 21, 2005.

Eric M. Nowling, the Registrant's prior Vice President, Controller and Chief Accounting Officer will remain as the Registrant's Chief Accounting Officer until May 16, 2006. Thereafter, Mr. Nowling will continue to be employed by the Registrant in a financial management capacity.


Section 9 - Financial Statements and Exhibits

Item 9.01 - Financial Statements and Exhibits

(c)  Exhibits

99.1 - Press release dated March 27, 2006, reporting the appointment of Joseph Durko as Corporate Controller.

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                                   SIGNATURES


Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                        STANDARD MICROSYSTEMS CORPORATION

                                  (Registrant)



Date:  March 27, 2006                     By:   /s/ DAVID S. SMITH
                                             ---------------------------------
                                             David S. Smith
                                             Senior Vice President and
                                             Chief Financial Officer
                                             (Principal Financial Officer)


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                                  Exhibit Index


Exhibit No.  Description

99.1 Press release dated March 27, 2006, reporting the appointment of Joseph Durko as Corporate Controller.